Exhibit 4.11

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to South Carolina Electric & Gas Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

SOUTH CAROLINA ELECTRIC & GAS COMPANY
FIRST MORTGAGE BOND
____% SERIES DUE ____________

[Bond Number]

Original Interest Accrual Date	Interest Rate	Maturity Date	CUSIP
___________	____%	____________	__________

Registered Owner:

Principal Amount:    [Written Amount] ($numeric amount)

SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation organized under the laws of the State of South Carolina (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner, or to registered assigns, the Principal Amount on the Maturity Date specified above, or upon earlier redemption, or required repayment, as described below, and to pay interest thereon at the Interest Rate specified above (calculated on the basis of a 360-day year of twelve 30-day months), and semi-annually on the _______ day of ________ in each year and on the Maturity Date (each an interest payment date), from the Original Interest Accrual Date specified above or from the most recent interest payment date to which interest has been paid, commencing __________, in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in Atlanta, Georgia, on the interest payment dates in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged; provided, however, if the date of this Security is after a Record Date (as defined herein) with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date. If the Company shall default in the payment of interest due on any interest payment date, then interest shall be payable from the next preceding interest payment

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date to which interest has been paid, or, if no such interest has been paid on the Securities, from the Original Interest Accrual Date.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business (whether or not a Business Day, as such term is defined in the Indenture), on ____________ or _________ (each, a "Record Date"), as the case may be, next preceding such interest payment date, provided, that, interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. At the option of the Company, interest may be payable by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This Security shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until the Trustee (as defined herein) shall have signed the form of certificate endorsed hereon.

This Security is one of a duly authorized series of Securities of the Company, issued under, pursuant to and all equally secured by an Indenture dated as of April 1, 1993, made by and between the Company and The Bank of New York Mellon Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee (herein sometimes called the "Trustee") (said Indenture, as supplemented and amended including the Second Supplemental Indenture dated as of June 15, 1993 [and additional Supplemental Indentures], being hereinafter called the "Indenture"), to which Indenture reference is hereby made for a description of the property thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights thereunder of the bearers or registered owners of the Securities and of the Trustee, the duties and immunities of the Trustee, the terms and conditions upon which the Securities are and are to be secured, the circumstances under which additional Securities may be issued and the definition of certain terms used herein. To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, and of the rights and obligations of the Company and of the holders of the Securities may be made by the Company with such affirmative vote or votes of the holders as provided in the Indenture; provided, however, that, among other things, no such modification or alteration shall be made which will affect the terms of payment of the principal at maturity of, or interest on, this Security, which are unconditional, or reduce the aforesaid percentages. The Securities may be issued in series, for various principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided.

The holder of this Security hereby consents that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Securities of this series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who are holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

[Include Redemption Provisions, if any]

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In any case where the date of maturity of interest or premium on or principal of Securities or the date fixed for redemption of any Securities shall be a day which is not a Business Day, then payment of interest, premium or principal need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of such payment, no interest shall accrue for the period from and after such date of maturity or date fixed for redemption.

In case an event of default as defined in the Indenture shall occur, the principal of all Securities then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

This Security is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the principal office of the Trustee under the Indenture, upon surrender and cancellation of this Security and on presentation of a duly executed written instrument of transfer, and thereupon a new Security or Securities of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Security with or without others of like form and series, may in like manner be exchanged for one or more new Securities of the same series of other authorized denominations, but in the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation (either directly or through the Company, or any such predecessor or successor corporation) whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this Security and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, SOUTH CAROLINA ELECTRIC & GAS COMPANY has caused this Security to be duly executed in its corporate name by the manual or facsimile signature of its _______and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its _______.

SOUTH CAROLINA ELECTRIC & GAS COMPANY

[SEAL]
By:

ATTEST:

By:____________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
    COMPANY, N.A., as Trustee

By:__________________________
Authorized Signatory

Date of Authentication ___________________

(Form of Abbreviations)

The following abbreviations, when used in the description on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM    -    as tenants in common
TEN ENT    -    as tenants by the entireties
JT TEN    -    as joint tenants with the right of survivorship
and not as tenants in common
UTMA    -    Uniform Transfers to Minors Act

Custodian for
(Cust)                    (Minor)

under Uniform Transfers to Minors Act of
(State)
Additional abbreviations may also be used though
not in the above list.
_________________________

NOTICE:	The signature to this Assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatever.

FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

Please insert Social Security or Other Identifying number of Assignee:

_____________________________________________________________________________
the within Security of South Carolina Electric & Gas Company and do irrevocably constitute and appoint __________________________________________, Attorney to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:

Witness:

___________________________________
Signature of Assignor
Signature(s) must be guaranteed by
an institution which is a participant
in the Securities Transfer Agents
Medallion Program ("STAMP")
or similar program

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